As filed with the Securities and Exchange Commission on July 24, 1998
                                         Registration No. 333-________________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               -----------------
                         DISCOVERY LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)
           Delaware                                        94-3171943
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)
               3359 Durham Road, Doylestown, Pennsylvania 18901
              (Address of principal executive offices) (Zip Code)
                               -----------------
            DISCOVERY LABORATORIES, INC. 1998 STOCK INCENTIVE PLAN
        ACUTE THERAPEUTICS, INC. 1996 STOCK OPTION/STOCK ISSUANCE PLAN
      DISCOVERY LABORATORIES, INC. 1996 STOCK OPTION/STOCK ISSUANCE PLAN
                           (Full title of the Plans)
                               -----------------
                            Robert Capetola, Ph.D.
                            Chief Executive Officer
                         DISCOVERY LABORATORIES, INC.
               3359 Durham Road, Doylestown, Pennsylvania 18901
                    (Name and address of agent for service)
                                (215) 794-3064
         (Telephone number, including area code, of agent for service)
                               -----------------
                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                              Proposed            Proposed
               Title of                                                        Maximum            Maximum
              Securities                                     Amount           Offering           Aggregate          Amount of
                 to be                                       to be              Price            Offering         Registration
              Registered                                  Registered(1)       per Share            Price               Fee
              ----------                                  -------------       ---------            -----               ---

Discovery Laboratories, Inc. 1998 Stock Incentive Plan
------------------------------------------------------
Common Stock, $0.001 par value                             1,400,959         $3.15625 (2)      $4,421,776.84        $1,304.42

Acute Therapeutics, Inc. 1996 Stock Option/Stock Issuance Plan
--------------------------------------------------------------
Common Stock, $0.001 par value                               618,345          $0.0795 (3)         $49,158.43           $14.50

Discovery Laboratories, Inc. 1996 Stock Option/Stock Issuance Plan
------------------------------------------------------------------
Common Stock, $0.001 par value                               253,536            $0.50 (3)        $126,768.00           $37.40
                                                                                                                       ------
Aggregate Filing Fee                                                                                                $1,356.32

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Discovery Laboratories, Inc. 1998 Stock Incentive Plan, the Acute Therapeutics, Inc. 1996 Stock Option/Stock Issuance Plan or Discovery Laboratories, Inc. 1996 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on July 20, 1998, as reported on the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under rule 457(h) of the 1933 Act on the basis of the weighted average exercise price of the options.

                                    PART II

              Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

      Discovery Laboratories, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed with the SEC on May 22, 1998 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the 1934 Act"); and

      (b)   (1)   The Registrant's Quarterly Report on Form 10-QSB for the
                  fiscal quarter ended March 31, 1998, filed with the SEC on May
                  15, 1998; and

            (2) The Registrant's current report on Form 8-K filed with the SEC on July 17, 1998.

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

      The Registrant is authorized to issue up to 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value, $0.001 per share. As of May 1, 1998, 3,175,955 shares of Common Stock and 2,200,256 shares of Series B Preferred Stock were issued and outstanding.

      Common Stock

      Each holder of Common Stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of Common Stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the rights of holders of preferred stock, each share of Common Stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Subject to the rights of holders of preferred stock, upon liquidation, dissolution or winding up of the Registrant, the holders of Common Stock are entitled to receive, pro-rata, the assets of the Registrant which are legally available for distribution to stockholders. The issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

      Preferred Stock

      The preferred stock can be issued in one or more series as may be determined from time-to-time by the

Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, and shall fix the number of shares in such series and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. The Board of Directors has the authority, without stockholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation: (a) the rate of distribution; (b) the price at which and the terms and conditions on which shares shall be redeemed; (c) the amount payable upon shares for distributions of any kind; (d) sinking fund provisions for the redemption of shares; (e) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and (f) voting rights except as limited by law.

     Although the Registrant currently does not have any fixed plans to designate any series of preferred stock or to issue additional shares of preferred stock other than the shares of Series B Preferred Stock issuable upon exercise of certain warrants issued in connection with a unit offering conducted by Old Discovery*, there can be no assurance that the Registrant will not do so in the future. As a result, the Registrant could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the assets of the Registrant upon liquidation, the right to receive dividend coupons before dividends would be declared to holders of Common Stock, and the right to the redemption of such shares, together with a premium, prior to the redemption of Common Stock. The current stockholders of the Registrant have no redemption rights, except as set forth in the description of the Series C Preferred Stock herein. In addition, the Board of Directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

      Series B Preferred Stock

      The following is a brief summary of certain provisions of the Series B Preferred Stock.

      Dividends

      The holders of Series B Preferred Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefor. No dividend or distribution, as the case may be, will be declared or paid on any junior stock (including the Common Stock) unless the dividend also is paid to holders of the Series B Preferred Stock. The Registrant does not intend to pay cash dividends on the Series B Preferred Stock or the underlying Common Stock for the foreseeable future.

      Conversion

      Each share of Series B Preferred Stock may be converted, in whole or in part, at the option of the holder at any time after the initial issuance date into 1.556628 of Common Stock based upon a conversion price equal to $6.42 per share of Common Stock (the "Preferred Conversion Price"). The Preferred Conversion Price is subject to adjustment upon the occurrence of certain mergers, reorganizations, consolidations, reclassifications, stock dividends or stock splits that will result in an increase or decrease in the number of shares of Common Stock outstanding. In addition, the Preferred Conversion Price is subject to adjustment on December 1, 1998 (the "Reset Date") if the average closing bid trading price of the Common Stock for the 30 consecutive trading days immediately preceding the Reset Date (the "Twelve Month Trading Price") is less than 135% of the then applicable Preferred Conversion Price ("Reset Event"). Upon the occurrence of a Reset Event, the then applicable Preferred Conversion Price will be reduced to equal the greater of (i) the Twelve Month Trading Price dividend by 1.35 and (ii) 50% of the then applicable Preferred Conversion Price.

      Mandatory Conversion

      The Registrant has the right at any time after the Reset Date to cause the Series B Preferred Stock to be converted in whole or in part, on a pro rata basis, into shares of Common Stock at the applicable Preferred

Conversion Price if the closing price of the Common Stock exceeds 150% of the then applicable Preferred Conversion Price for at least 20 trading days in any 30 consecutive trading days period.

      Liquidation Preference

      Upon a (i) liquidation, dissolution or winding up of the Registrant, whether voluntary or involuntary, (ii) sale or other disposition of all or substantially all of the assets of the Registrant or (iii) merger, consolidation, combination, reorganization or other transaction in which the Registrant is not the surviving entity and voting power of the Registrant's stockholders after such transaction is less than 50% (a "Merger Transaction") ((i), (ii) and (iii) being collectively referred to as a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of the Registrant, the holders of the Series B Preferred Stock then outstanding will be first entitled to receive, pro rata, and in preference to the holders of the Common Stock and any other stock of the Registrant junior to the Series B Preferred Stock, an amount per share equal to $13.50, subject to adjustment, plus accrued but unpaid dividends, if any; provided, however, that in the case of a Merger Transaction, such $13.50 per share may be paid in cash and/or securities of the surviving entity in such Merger Transaction.

      Voting Rights

      The holders of the Series B Preferred Stock have the right at all meetings of stockholders to the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the record date for determination of the stockholders entitled to vote. So long as a majority of the shares of Series B Preferred Stock remain outstanding, the holders of 66.67% of the Series B Preferred Stock are required to approve (i) the issuance of any securities of the Registrant senior to or on parity with the Series B Preferred Stock, (ii) any material alteration or change in the rights or preferences or privileges of the Series B Preferred Stock and (iii) the declaration or payment of any dividend on any junior stock or the repurchase of any securities of the Registrant. Except as provided above or as required by applicable law, the holders of the Series B Preferred Stock, other than in connection with vesting provisions of employee and consultant agreements, vote together with the holders of the Common Stock and not as a separate class.

      Lock-up and Blackout Periods

      The holders of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock (the "Conversion Shares") have agreed pursuant to their subscription agreements executed in connection with the Old Discovery unit offering not to offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, and Conversion Shares, without prior written consent. Such restrictions apply until (i) March 2, 1998 with respect to 100% of each of the holders' Conversion Shares, (ii) June 1, 1998 with respect to 75% of such Conversion Shares, (iii) September 1, 1998 with respect to 50% of such Conversion Shares, and (iv) December 1, 1998 with respect to the remaining 25% of such Conversion Shares.

      In addition, any shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be subject to a blackout period for the following periods: (i) any period not to exceed two 30-day periods within any one 12-month period the Registrant requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed a 60-day period per circumstance or development, when the Registrant determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have a material adverse effect on the Registrant or is otherwise inadvisable.
      Series C Preferred Stock

      The Board of Directors has authorized and the Registrant has issued 2,039 shares of Series C Preferred Stock, the rights, preferences and characteristics of which are as follows:

      Dividends

      The holders of Series C Preferred Stock are entitled to receive, out of funds legally available therefor, dividends at a rate of $100 per share per annum (subject to adjustment) prior to the payment or declaration of dividends on any junior stock (including the Series B Preferred Stock and Common Stock). Such dividends will accrue and accumulate and will be due and payable only upon a Liquidation Event (as defined above) or a mandatory redemption as described below. Notwithstanding the foregoing, the Registrant has agreed pursuant to a certain stock exchange agreement, dated June 16, 1998, to pay to the holders of the Series C Preferred Stock, on the 21st day following the closing of the merger between a wholly-owned subsidiary of the Registrant and Acute Therapeutics, Inc. (the "Merger")**, shares of Common Stock, at the then current market price (based on a 20-trading-day average) of the Common Stock, having a value equal to the dividends on the Acute Therapeutics, Inc. Series B Preferred Stock that were accrued and unpaid as of the date of the Merger.

      Conversion

      Each share of the Registrant's Series C Preferred Stock may be converted, in whole or in part, at the option of the holder at any time after the first anniversary of the Merger into a number of shares of Common Stock equal to (i) $1,000 plus all accrued and unpaid dividends on such share of Series C Preferred Stock (the "Liquidation Value") divided by (ii) the then current fair market value of the Common Stock based upon the average closing price of the Common Stock over a 20 trading day period (the "Fair Market Value").

      In addition, in the event that, prior to the first anniversary of the Merger, the Fair Market Value of the Common Stock exceeds 200% of the closing price on the day following the Merger, 50% of the Series C Preferred Stock shall be convertible at any time thereafter, at the option of the holders thereof, into a number of shares of Common Stock per share of Series C Preferred Stock equal to the Liquidation Value divided by the Fair Market Value of the Common Stock.

      Mandatory Redemption

      The Registrant will, upon the first to occur of (i) the approval by the United States Food and Drug Administration of the first New Drug Application filed by the Registrant relating to or incorporating Surfaxin(TM) or (ii) 18 months after the closing of the Merger (the "Mandatory Redemption Date"), redeem from each holder of shares of Series C Preferred Stock, at a price equal to $1000 per share plus any dividends declared or accrued but unpaid thereon, all of the outstanding shares of Series C Preferred Stock held by such holder on the applicable Mandatory Redemption Date payable, at the option of the Registrant, either in cash or shares of Common Stock valued at the Fair Market Value thereof.

      Liquidation Preference

      Upon (i) the voluntary or involuntary liquidation, dissolution or winding up of the Registrant, (ii) the consolidation or merger of the Registrant into or with any other entity or entities or the consummation of any transactions which result in either (a) the exchange by the holders of outstanding shares of the Registrant of 50% or more of either (1) the then outstanding shares of Common Stock or (2) the combined voting power of the Registrant's then outstanding securities entitled to vote generally in the election of directors or other general matters, (b) the holders of outstanding shares of the Registrant immediately prior to the consummation of such transaction or transactions holding less than 50% of the outstanding securities of the resulting entity entitled to vote generally in the election of directors or other general matters or (c) the sale or transfer by the Registrant of all or substantially all of its assets (any of (a) (b) or (c) being referred to as a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of the Registrant, the holders of the Series C

Preferred Stock then outstanding will be first entitled to receive, pro rata, and in preference to the holders of any stock ranking junior to the Series C Preferred Stock (including the Series B Preferred Stock and the Common Stock), an amount per share equal to $1,000, subject to adjustment, plus accrued but unpaid dividends.

      Voting Rights

      Except as required by applicable law, the holders of the Series C Preferred Stock will vote together with the holders of Common Stock and the Series B Preferred Stock on matters submitted to a vote of stockholders of the Registrant. Each holder of Series C Preferred Stock is entitled to one vote for each share held of record.

* Discovery Laboratories, Inc. ("Old Discovery") merged with Ansan Pharmaceuticals, Inc. ("Ansan") effective November 25, 1997. Subsequent to such merger, Ansan changed its name to Discovery Laboratories, Inc., the Registrant's current name.

** A wholly-owned subsidiary of the Registrant merged with Acute Therapeutics, Inc. effective June 16, 1998.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------
      Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------
      The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

      The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Company upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

      The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant.

Item 7.  Exemption from Registration Claimed
         -----------------------------------
      Not Applicable.

Item 8.  Exhibits
         --------
Exhibit Number    Exhibit
--------------    -------
    4          Instruments Defining the Rights of Stockholders.  Reference is
               made to Item 4 of this Registration Statement.
    5          Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1        Consent of Richard A. Eisner & Company, LLP, Independent
               Auditors.
   23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
   24          Power of  Attorney. Reference is made to page II-8 of this
               Registration Statement.
   99.1        Discovery Laboratories, Inc. 1998 Stock Incentive Plan.
   99.2        Form of Notice of Grant.
   99.3        Form of Stock Option Agreement.
   99.4        Addendum to Stock Option Agreement - Involuntary Termination
               Following Corporate Transaction.
   99.5        Addendum to Stock Option Agreement - Limited Stock Appreciation
               Right.
   99.6        Form of Notice of Grant - Automatic Stock Option.
   99.7        Form of Automatic Stock Option Agreement.
   99.8        Acute Therapeutics, Inc. 1996 Stock Option/Stock Issuance Plan.
   99.9        Form of Notice of Grant.
   99.10       Form of Stock Option Agreement.
   99.11       Form of Stock Purchase Agreement.
   99.12       Form of Stock Option Assumption Agreement (Unvested Shares).
   99.13       Form of Stock Option Assumption Agreement (Accelerated Options).
   99.14*      Discovery Laboratories, Inc. 1996 Stock Option/Stock Issuance
               Plan.
   99.15       Form of Notice of Grant.
   99.16*      Form of Stock Option Agreement.

*  Exhibits 99.14 and 99.16 are incorporated herein by reference to Exhibits
   10.12 and 10.13, respectively, to Registrant's Registration Statement No. 333-19375 on Form SB-2, filed with the SEC on January 7, 1997.

Item 9.  Undertakings
         ------------
               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Incentive Plan, Acute Therapeutics, Inc.'s 1996 Stock Option/Stock Issuance Plan or Discovery Laboratories, Inc. 1996 Stock Option/Stock Issuance Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Doylestown, Pennsylvania on this 24th day of July, 1998.

                                    DISCOVERY LABORATORIES, INC.


                                    By:  /s/ Robert Capetola
                                         ---------------------------------------
                                         Robert Capetola, Ph.D.
                                         Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of Discovery Laboratories, Inc., a Delaware corporation, do hereby constitute and appoint Robert Capetola, Ph.D. and Evan Myrianthopoulos and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                 Date
---------                    -----                                 ----


/s/ Robert Capetola          Chief Executive Officer
---------------------        (Principal Executive Officer)         July 24, 1998
Robert Capetola, Ph.D.



/s/ Evan Myrianthopoulos     Vice President of Finance             July 24, 1998
---------------------        (Principal Financial and Accounting Officer)
Evan Myrianthopoulos

Signature                    Title                                 Date
---------                    -----                                 ----


---------------------------- Chairman of the Board of Directors    _______, 1998
Steve H. Kanzer, C.P.A., Esq.



/s/ Max Link                 Director                              July 24, 1998
---------------------
Max Link, Ph.D.



/s/ Herbert McDade           Director                              July 24, 1998
---------------------
Herbert McDade



/s/ David Naveh              Director                              July 24, 1998
---------------------
David Naveh, Ph.D.



---------------------        Director                              _______, 1998
Milton Packer, M.D.



---------------------        Director                              _______, 1998
Richard Power



/s/ Mark Rogers              Director                              July 24, 1998
---------------------
Mark Rogers, M.D.



/s/ Marvin Rosenthale        Director                              July 24, 1998
---------------------
Marvin Rosenthale, Ph.D.



/s/ Richard Sperber          Director                              July 24, 1998
---------------------
Richard Sperber

                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                         DISCOVERY LABORATORIES, INC.

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number                   Exhibit
--------------                   -------

    4          Instruments Defining the Rights of Stockholders.  Reference is
               made to Item 4 of this Registrant Statement.
    5          Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1        Consent of Richard A. Eisner & Company, LLP, Independent
               Auditors.
   23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
   24          Power of Attorney. Reference is made to page II-8 of this
               Registration Statement.
   99.1        Discovery Laboratories, Inc. 1998 Stock Incentive Plan.
   99.2        Form of Notice of Grant.
   99.3        Form of Stock Option Agreement.
   99.4        Addendum to Stock Option Agreement - Involuntary Termination
               Following Corporate Transaction.
   99.5        Addendum to Stock Option Agreement - Limited Stock Appreciation
               Right.
   99.6        Form of Notice of Grant - Automatic Stock Option.
   99.7        Form of Automatic Stock Option Agreement.
   99.8        Acute Therapeutics, Inc. 1996 Stock Option/Stock Issuance Plan.
   99.9        Form of Notice of Grant.
   99.10       Form of Stock Option Agreement.
   99.11       Form of Stock Purchase Agreement.
   99.12       Form of Stock Option Assumption Agreement (Unvested Shares).
   99.13       Form of Stock Option Assumption Agreement (Accelerated Options).
   99.14*      Discovery Laboratories, Inc. 1996 Stock Option/Stock Issuance
               Plan.
   99.15       Form of Notice of Grant.
   99.16*      Form of Stock Option Agreement.

*  Exhibits 99.14 and 99.16 are incorporated herein by reference to Exhibits
   10.12 and 10.13, respectively, to Registrant's Registration Statement No. 333-19375 on Form SB-2, filed with the SEC on January 7, 1997.